UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

STERICYCLE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was sent to certain senior employees of Stericycle, Inc. on June 3, 2024.

Overview

Stericycle has agreed to be acquired by WM, one of North America’s leading providers of comprehensive environmental solutions. While this is an exciting opportunity for the company, we anticipate that many of our team members will have questions about what this means for them. As a Stericycle leader, your team will look to you to understand how to respond to this news.

Your Role

Over the next two days, please make time to host a meeting with your team(s) to discuss this announcement and answer questions using the talking points and Q&A included in this toolkit.

Communication Protocols

This document is intended for your use only and should not be distributed or forwarded.

It is critical that we speak with one voice. Please do not speculate, make assumptions, address rumors, or discuss any details not provided in this document. If you are asked a question that is not covered in this document, please do not speculate or make up an answer. Instead, take note of the question and respond with the following:

“I am not sure how to answer your question, and I don’t want to provide any information that may not be accurate. I am happy to pass your question along and get back to you.”

Submit any questions that you are unable to answer using the dedicated form we have created, which is available on the transaction announcement page on the Loop.

Talking Points for Leadership Use in Meetings with Team Members

•

As you heard from Cindy in her email, Stericycle has agreed to be acquired by WM, one of North America’s leading providers of comprehensive environmental solutions. I wanted to take some time to share my perspective on this with you directly and to answer any questions you may have.

•

Stericycle has been on a tremendous journey over the past five years to transform the business into a stronger, healthier company. This transaction is a testament to that hard work and delivers significant value to our shareholders while also creating opportunities for our customers and team members. WM values our expertise – they do not do what we do today, and our services complement theirs to provide a more attractive offering for our customers.

•	Our business will be integral to WM’s waste management ecosystem and enhance our ability to meet the needs of customers of all sizes.

•

Meanwhile, we stand to benefit as well. WM has greater resources to bolster capacity, drive innovation, and improve the customer experience. And there is more opportunity for our team members that comes along with that.

•	We believe this transaction will enable Stericycle to continue investing in and developing our greatest asset – our people.

•

Our team members possess great expertise in managing regulated medical waste and secure information destruction services, and WM believes that your knowledge and skills will be valuable as they expand their environmental services and solutions.

•	I’m also encouraged by Cindy’s remarks that WM shares our commitment to supporting communities and building a more sustainable future.

•	While we’re excited by the possibilities we can achieve together, it’s important to remember the announcement is the first step in a process.

•	Until the transaction is complete, which is expected as early as the fourth quarter of 2024, Stericycle and WM will continue to operate separately, as independent companies.

•

That means it is absolutely critical that we conduct business as usual. Our team must continue to stay focused on our goals and responsibilities. [INSERT RELEVANT TEAM GOALS] is just as relevant today as it was before this news.

•

We will continue running our business with the same commitment to our goals that got us here. As much progress as we have made, we still have opportunities to further drive excellence as we’ve set out to do this year, and our strong outlook for the company is unchanged.

•

[If relevant for your team: It’s also important that nothing about the way we work with WM changes today. There must not be any enhanced collaboration or information sharing as a result of this news – nothing about our relationship in the market can change before closing. This is very important.]

•	And because we’re only at the beginning of the process of becoming part of WM, a lot of specifics about how our organization will fit into WM are not known today.

•

I assure you that when there is information to share about the long-term plan, I will share it with you. In the meantime, I’m happy to answer any questions you have with the information available and encourage you to attend one of two town hall meetings that Cindy will host on Tuesday. I also encourage you to visit the Loop where we have a page dedicated to sharing information about this transaction.

•	Thank you for all that you do.

Team Member Q&A

1.	What is happening to Stericycle?

Stericycle has agreed to be acquired by WM for $7.2 billion or $62.00 per share.

2.	Who is WM?

WM is one of North America’s leading providers of comprehensive environmental solutions – providing collection, recycling, and disposal services to millions of residential, commercial, industrial, and municipal customers throughout the U.S. and Canada.

3.	When will the transaction close?

We expect to complete the transaction as early as the fourth quarter of 2024.

4.	Why WM and why now?

Stericycle has been on a tremendous journey over the past five years to transform the business into a stronger, healthier company. This transaction is a testament to that hard work and delivers significant value to our shareholders while also creating opportunities for our customers and team members.

We are bringing together the leader in solid waste and our expertise in regulated medical waste and secure information destruction services. As customers seek to manage a greater volume and variety of materials in a safe, responsible, and sustainable way, our combined breadth, scale, and expertise is expected to provide enhanced service levels. With WM’s expertise in logistics and technology-enabled cost optimization, Stericycle’s business will benefit from greater resources to bolster our capacity, drive innovation, enhance the customer experience, and help customers achieve their sustainability goals.

5.	What does this announcement mean for me?

Our business is strategically adjacent to WM’s, meaning WM does not do what Stericycle does today. As a unique business to WM, they will benefit from our expertise in managing regulated medical waste and secure information destruction services as they expand their environmental services and solutions.

We expect the combination will provide opportunities for our team members as we join a larger, best-in-class organization that is committed to supporting our people. As part of WM our business will be well positioned to build on our continued transformation progress with greater resources to bolster our capacity, drive innovation, enhance the customer experience, and help customers achieve their sustainability goals.

Our team members possess great expertise in managing regulated medical waste and secure information destruction services, and WM believes that your knowledge and skills will be valuable as they expand their environmental services and solutions.

Right now, it’s critical to remember that today is the first step toward joining WM. Until the transaction is complete, which is expected as early as the fourth quarter of 2024, Stericycle and WM will continue to operate separately, as independent companies. It is absolutely critical that we conduct business as usual and continue to stay focused on our key business priorities.

6.	Is my employer changing?

Not today. Until the transaction is complete, which is expected as early as the fourth quarter of 2024, Stericycle and WM will continue to operate separately, as independent companies. After the transaction is complete, Stericycle will be part of WM.

7.	Will there be job cuts?

Our goal will be to combine our organizations thoughtfully and respectfully and with the least disruption possible. As a strategic adjacency, we bring capabilities and expertise that WM doesn’t have and greatly values as an avenue to drive growth and investment. Today is the first step as we work to complete the transaction. It is premature to speculate on the specifics of our future organizational structure. We are focused on joining our organization with WM and are committed to communicating in a clear and honest manner going forward as that process unfolds.

8.	WM only operates in North America. What does this mean for Stericycle’s international business?

All of Stericycle’s operations will become part of WM in this transaction. Stericycle is a strong fit and important growth opportunity for WM and our business will benefit from being part of a larger company with greater resources.

Our international customers care deeply about sustainability, something WM is strongly committed to. With their leadership in sustainability and renewables, we expect our service offerings and expertise will help all customers achieve their sustainability goals.

9.	What happens to my vested equity, unvested equity and stock options? What about my ESPP contributions?

We are proud to have promoted and expanded equity ownership within Stericycle and the vested shares you own or purchased in the company will be eligible for the same $62.00 cash consideration, providing you with significant value following the transaction close.

There will be additional communication in the coming days on the treatment of unvested equity, which will be distributed on The Loop.

Any Employee Stock Purchase Plan (ESPP) contributions that have been deducted from your paycheck in 2024 will be used to purchase shares of Stericycle stock in accordance with the ESPP offering period(s) ongoing at the time of signing of the Merger Agreement, following which any remaining funds in your account which not been used to purchase Stericycle stock on your behalf will be refunded to you within the next 4 to 6 weeks.

10.	Will my benefits and compensation change? What about sick days/time off?

It is business as usual at Stericycle until the transaction is complete – nothing about your benefits or compensation changes as a result of today’s announcement. Until the transaction is complete, which is expected as early as the fourth quarter of 2024, Stericycle and WM will continue to operate separately, as independent companies.

After the closing date, both Stericycle and WM will work together to plan for a transition of Stericycle team members to WM’s benefits plans. Information around timing will be communicated in advance of the transition.

11.	What happens between now and closing?

WM and Stericycle will remain separate companies until the transaction closes, which is expected as early as the fourth quarter of 2024. Between now and closing, WM and Stericycle will be working to secure regulatory and shareholder approvals and meeting closing conditions. It is important that we continue to protect what matters by staying focused on our day-to-day responsibilities and providing our customers with the dedicated attention and service they expect from us.

12.	What is the plan for the integration? Who will oversee the integration planning process? How long will the integration take?

This announcement is the first step in the process to complete the transaction. We will work together with WM on a thoughtful integration plan and will keep you informed as developments occur.

13.	Will any offices or operations be closed? What will happen to Stericycle’s headquarters in Bannockburn?

Today is the first step as we work to complete the transaction. It is premature to speculate on the specifics of our future organizational structure. We are focused on joining our organization with WM and are committed to communicating in a clear and honest manner going forward as that process unfolds.

14.	What should I be telling customers?

Communications toolkits will be provided to appropriate teams to assist you in communicating to customers. In the toolkit, you’ll see that the most important message to tell customers is that it remains business as usual, and WM and Stericycle will remain separate companies. You can assure them that our focus remains on delivering value to our customers and providing the dedicated attention and service that they expect from us.

15.	What should we do if someone from the media asks about the deal?

Please do not discuss or speculate on this transaction publicly, including on social media and LinkedIn. If you receive any media inquiries, please forward them to Kelly Hilton, Vice President of Marketing and Corporate Communications, at media@stericycle.com.

16.	Where do I go for additional information about this transaction and how it may affect me?

Please visit The Loop where we’ve posted FAQs to address initial questions and continue to check The Loop as we will update it throughout this process. We are committed to communicating with you in an open and timely manner and will provide you with further updates as we work our way towards closing. If you have additional questions about this announcement, please reach out to your manager or submit them on our Loop page dedicated to this announcement.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger involving Stericycle, Inc. (“Stericycle”), Stag Merger Sub Inc., and Waste Management, Inc. Stericycle expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Stericycle stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Stericycle and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF STERICYCLE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STERICYCLE AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Stericycle with the SEC at the SEC’s website at www.sec.gov or from Stericycle at its website at investors.stericycle.com.

Participants in the Solicitation

Stericycle and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Stericycle’s stockholders in connection with the proposed transaction will be set forth in Stericycle’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Stericycle’s stockholders. You may also find additional information about Stericycle’s directors and executive officers in Stericycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024, Stericycle’s Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 5, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Stericycle or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates,” “continues,” “may,” “plan,” “will,”

“goal,” or similar expressions. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Stericycle’s control, which could cause actual results to differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Agreement and Plan of Merger, dated as of June 3, 2024 (the “Merger Agreement”), the failure to obtain required regulatory approvals for the proposed transaction or the failure to satisfy the other conditions to the consummation of the proposed transaction; (2) the risk that the Merger Agreement may be terminated in circumstances requiring Stericycle to pay a termination fee; (3) the risk that the proposed transaction disrupts Stericycle’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed transaction on the ability of Stericycle to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the proposed transaction on Stericycle’s operating results and business generally; (6) the significant costs, fees and expenses related to the proposed transaction; (7) the risk that Stericycle’s stock price may decline significantly if the proposed transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Stericycle and/or its directors, executive officers or other related persons; and (9) other factors that could affect Stericycle’s business such as, without limitation, inflationary cost pressure in labor, supply chain, energy, and other expenses, decreases in the volume of regulated wastes or personal and confidential information collected from customers, and disruptions resulting from deployment of systems, disruptions in our supply chain, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, Sorted Office Paper (“SOP”) pricing volatility or pricing volatility in other commodities, changes in the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, and changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information.

If the proposed transaction is consummated, Stericycle’s stockholders will cease to have any equity interest in Stericycle and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in Stericycle’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as Stericycle’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on Stericycle’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, Stericycle undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.